Hauser Dam, near Helena, MT 2019 Third Quarter Earnings Webcast October 30, 2019

Presenting Today Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking Bob Rowe, statements often address our expected future business President & CEO and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable Brian Bird, assumptions, actual results may differ materially. The Chief Financial Officer factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. 2

Third Quarter Highlights • Net income for the quarter decreased $6.5 million, or 23.0%, as compared to the same period in 2018. This decrease was primarily due to higher operating costs, lower demand to transmit energy across our system and lower electric retail volumes due to mild weather. These decreases were partly offset by a reduction in revenue in 2018 due to the impact of the Tax Cuts and Jobs Act, higher recovery of our Montana electric supply costs and an increase in Montana electric retail rates, subject to refund. • Diluted earnings per share decreased $0.14, or 25.0%, Morony Dam, near Great Falls, MT as compared to the same period in 2018. • Weather-normalized Non-GAAP Adjusted EPS was $0.50, which is 8 cents or 13.8% lower than the same period last year. • In June 2019, the FERC issued an order accepting our filing with FERC for our Montana transmission assets, granting interim rates (subject to refund) effective July 1, 2019, establishing settlement procedures and terminating our related Tax Cuts and Jobs Act filing. • Announcing results of our South Dakota competitive solicitation process for new generation capacity. • The Board of Directors declared a quarterly dividend of $0.575 per share payable December 31st to shareholders of record as of December 13th, 2019. 3

Summary Financial Results (Third Quarter) (1) 4 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Gross Margin (Third Quarter) (dollars in millions) Three Months Ended September 30, 2019 2018 Variance Electric $ 182.5 $ 178.7 $ 3.8 2.1% Natural Gas 28.1 29.0 (0.9) (3.1%) Total Gross Margin (1) $ 210.6 $ 207.7 $ 2.9 1.4% Increase in gross margin due to the following factors: $ 2.8 Tax Cuts and Jobs Act impact 1.9 Montana electric supply cost recovery 1.6 Montana electric rates, subject to refund 0.3 Natural gas retail volumes (1.9) Electric retail volumes (1.8) Electric transmission (0.3) Montana natural gas rates (2.3) Other $ 0.3 Change in Gross Margin Impacting Net Income $ 1.6 Property taxes recovered in trackers 1.4 Production tax credits flowed-through trackers (0.4) Operating expense recovered in trackers $ 2.6 Change in Gross Margin Offset Within Net Income $ 2.9 Increase in Gross Margin 5 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Weather (Third Quarter) Difference from Average Temperatures We estimate unfavorable weather in Q3 2019 resulted in a $5.7M pretax detriment as compared to normal and $4.6M pretax detriment as compared to Q3 2018. 6

Operating Expenses (Third Quarter) (dollars in millions) Three Months Ended September 30, 2019 2018 Variance Operating, general & admin. $ 77.0 $ 73.8 $ 3.2 4.3% Property and other taxes 44.1 42.5 1.6 3.8% Depreciation and depletion 43.2 43.6 (0.4) (0.9%) Operating Expenses $ 164.3 $ 159.9 $ 4.4 2.8% Increase in operating, general & administrative expense due to the following factors: $ 2.7 Employee benefits 1.2 Hazard trees 0.5 Labor 0.4 Legal costs (1.0) Generation maintenance 2.4 Other $ 6.2 Change in OG&A Items Impacting Net Income ($2.5) Pension and other postretirement benefits (0.4) Operating expenses recovered in trackers (0.1) Non-employee directors deferred compensation $ (3.0) Change in OG&A Items Offset Within Net Income $ 3.2 Increase in Operating, General & Administrative Expenses $1.6 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $0.4 million decrease in depreciation expense due to the depreciation adjustment consistent with 7 the proposed settlement in our Montana electric rate case, partly offset by plant additions.

Operating to Net Income (Third Quarter) (dollars in millions) Three Months Ended September 30, 2019 2018 Variance Operating Income $ 46.4 $ 47.8 $ (1.4) (2.9%) Interest Expense (23.7) (22.0) (1.7) (7.7%) Other (Expense) / Income (0.4) 2.0 (2.4) (120.0%) Income Before Taxes 22.2 27.8 (5.6) (20.1%) Income Tax (Expense) / Benefit (0.6) 0.4 (1.0) (250.0%) Net Income $ 21.7 $ 28.2 $ (6.5) (23.0%) $1.7 million increase in interest expenses was primarily due to higher borrowings. $2.4 million decrease in other income was due to an increase in pension expense and a decrease in the value of deferred shares held in trust for non-employee directors deferred compensation, both of which are offset in operating, general and administrative expense with no impact to net income. These expense increases were partly offset by higher capitalization of Allowance for Funds Used During Construction (AFUDC). $1.0 million increase in income tax expense due primarily due to prior year permanent return to accrual adjustments in 2018 vs 2019 offset by higher pre-tax income. 8

Income Tax Reconciliation (Third Quarter) 9

Balance Sheet 10

Cash Flow Cash from operating activities decreased by ~$92M primarily due to the under collection of supply costs from customers in 2019 as compared with an over collection in 2018 resulting in ~$44.9M reduction of working capital, credits to Montana customers during the current period related to the Tax Cuts and Jobs Act of ~$20.5M, transmission generation interconnection refunds in the current period compared with deposits in the prior period decreasing working capital by ~$19.4M and the receipt of insurance proceeds of ~%6.1M during the first quarter of 2018. 11

Adjusted Non-GAAP Earnings (Third Quarter) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the 12 non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share).

Summary Financial Results (Nine Months Ended September 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 13 See appendix for additional disclosure.

Adjusted Non-GAAP Earnings (Nine Months Ended September 30) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that were non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Due to our expectations regarding remeasurement of our Qualifying Facilities (QF) liability, we no longer reflect this adjustment as a non-GAAP measure. Absent an adjustment to remove the QF liability benefit, our 2018 Adjusted Non-GAAP Diluted EPS would have been $2.58 for the six months ended September 30, 2018. The 2019 QF adjustment, as 14 noted in our gross margin discussion herein, was $6.3 million ($3.3 million liability reduction plus $3.0 million lower actual output and pricing).

2018 to 2019 Non-GAAP EPS Bridge NorthWestern initiates its 2019 adjusted non-GAAP earnings guidance range of $3.38 - $3.48 per diluted share based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • MPSC approval of our pending settlement agreement in our Montana electric rate case; • A consolidated income tax rate of approximately 0% to 5% of pre-tax income; and • Diluted shares outstanding of approximately 50.7 million. Continued investment in our system to serve our customers and communities is expected to provide a targeted long-term 6-9% total return to our investors through a combination of earnings growth and dividend yield. However, negative outcomes in upcoming regulatory proceedings may result in near-term returns below our 6-9% targeted range. 15

2019 Non-GAAP Diluted EPS Guidance We will need fourth quarter diluted EPS of $1.14 to $1.24 to meet our guidance range of $3.38 to 3.48 for 2019. This compares to $1.07 during the same quarter last year. We anticipate achieving this with a fourth quarter commensurate with the first (i.e. first quarter Non-GAAP EPS was $0.12 better than last year) and fourth quarter operating 16 expense at, or below, last years level due primarily to timing differences.

NWE Energy Supply Resource Plans South Dakota Electricity Supply Resource Plan • Published fall of 2018, the plan focuses on modernization of our fleet to improve reliability and flexibility, maintain compliance in Southwest Power Pool, and lowering operating costs. The plan identifies 90MWs of existing generation that should be retired and replaced over the next 10 years. • On April 15, 2019, we issued a request for proposals for 60 MW of flexible capacity resources to begin serving South Dakota customers by the end of 2021. • As a result of the competitive solicitation process, we anticipate to construct and own natural gas fired reciprocating internal combustion engines at a brownfield site in Huron, South Dakota. Dependent upon manufacturer selection, we anticipate 55-60 MW of new capacity to be online by late 2021 at a total investment of approximately $80 million. The selected proposal is subject to the execution of construction contracts and obtaining the applicable environmental and construction related permits. Montana Electricity Supply Resource Plan Submitted August 2019 Ryan Dam Upgrade • The plan supports the goal of developing resources that will address the changing energy landscape in Montana to meet our customers’ electric energy needs in a reliable and affordable manner. • We are currently 630 MW short of our peak needs, which we procure in the market. We forecast that our energy portfolio will be 725 MW short by 2025, considering expiring contracts and a modest increase in customer demand. • We expect to solicit competitive all-source proposals in late 2019 for peaking capacity to be available for commercial operation in early 2023. We expect to use an independent evaluator to administer the solicitation process and evaluate proposals. We expect the process will be repeated in subsequent years to provide a resource-adequate energy and capacity portfolio by 2025. The all-source capacity additions discussed above are subject to a competitive solicitation process administered by independent evaluators. As a result, we have not included the necessary capital investment in our current five year capital 17 forecast. These additions could increase our capital spending in excess of $200 million over the next five years.

Looking Forward Regulatory • In May 2019, we reached a settlement in our Montana electric rate case that would result in an annual increase to electric revenue of approximately $6.5 million (based upon a 9.65% ROE and capital structure as filed) and a $9.0 million decrease in depreciation expense. A hearing was held in May 2019 and briefing was completed in late August 2019. A September 2019 staff memo recommended the approval of the settlement as filed. We expect a final order from the MPSC during the fourth quarter of 2019. • In May 2019, we submitted a filing with FERC for our Montana transmission assets. In June 2019, the FERC issued an order accepting our filing, granting interim rates (effective July 1 and subject to refund), establishing settlement procedures and terminating our related Tax Cuts and Jobs Act filing. A settlement judge has been appointed. We expect to host technical conferences and engage in settlement discussions with intervenors, FERC and MPSC staff in the fourth quarter of 2019. Legislative • The 2019 Montana legislature revised the electricity cost recovery statute to prohibit a deadband, and to require 100% recovery of Qualifying facility purchases and 90%/ customer/ 10% shareholder sharing of costs above or below a baseline. Continue to Invest in our Transmission & Distribution infrastructure • Comprehensive infrastructure program to ensure safety, capacity and reliability. • Natural gas pipeline investment (SAFE PIPES Act, Integrity Verification Process and Pipeline & Hazardous Materials Safety Administration proposed regulations). • Grid modernization, advanced distribution management system and advanced metering infrastructure investment Plans to join Western Energy Imbalance Market (EIM) in April 2021 • Real-time energy market could mean lower cost of energy for Montana customers, more efficient use of renewables and greater power grid reliability. Cost Control Efforts • Continue to monitor costs, including labor, benefits and property tax valuations. 18

Capital Investment Forecast $1.6 billion of total capital investment over five years We anticipate funding the expenditures with a combination of cash flows (aided by NOLs available into 2020) and long-term debt issuances. Significant capital investments that are not in the projections or further negative regulatory actions could necessitate additional equity funding. Capital projections above do not include investment necessary to address identified generation capacity issues in South Dakota and Montana. However, based on the results of the recent competitive solicitation process in South Dakota, we will be adding approximately $80 million of incremental investment (spread between 2020-2021) with our next capital update in February 2020. 19

NorthWestern Welcomes new Board Members



Term commences immediately

Jeffrey Yingling is a Senior Advisor Investment of Banking for Power, Energy and Renewables at Guggenheim Securities, LLC, the investment banking and capital markets business of Guggenheim Partners, with more than 35 years of investment banking experience, serving as an advisor to companies in the power and utilities sector. Along with Yingling's experience with Guggenheim Securities, his career has included senior investment banking positions in the power and utilities sector, with J.P. Morgan, Morgan Stanley, Dean Witter Reynolds, and The First Boston Corporation. He also serves on the board of directors of LendingPoint LLC, and the board of trustees of the Chicago Historical Society. He formerly served on the board of directors for Navigant Consulting, Inc.



Term commences Dec. 1, 2019

Mahvash Yazdi is president of Feasible Management Consulting, providing strategic consulting in energy and technology, and the former senior vice president and chief information officer of Edison International as well as former chief information officer at Hughes Electronics. Yazdi is nationally recognized as an expert in corporate information technology, drawing from over 38 years of experience over three industries and continents. She also has dedicated her life to serving others, exemplified by receiving the prestigious Ellis Island Medal of Honor and publishing her charitable memoir, *60:60 Celebrating Sixty Years With Sixty Acts Of Kindness*.

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NorthWestern Energy
Delivering a Bright Future

Conclusion Best Attractive Pure Strong Solid Utility Practices Future Electric & Earnings & Foundation Corporate Growth Gas Utility Cash Flows Governance Prospects 21

Appendix 22

Appendix

Montana Electric Rate Case

September 2018 Filing (Docket D2018.2.12)

- Filed based on 2017 test year and $2.34 billion of rate base.
- Requested $34.9 million annual increase to electric rates.
- On April 5, 2019, we filed rebuttal testimony that updated and lowered our requested increase to $30.7 million. This update responded to intervenor testimony and included certain known and measurable adjustments.
- Request includes a 10.65% return on equity, 4.26% cost of debt, 49.4% equity & 7.42% return on rate base[1]
- In March 2019, the MPSC issued an order approving an increase in rates of approximately $10.5 million on an interim and refundable basis effective April 1, 2019.

The filing also requests approval to:

- Capitalize Demand Side Management Costs;
- Establish a new baseline for PCCAM costs;
- Place Two Dot Wind in rate base; and
- Create new net metering customer class and rate for new residential private generation.

Update

- In May 2019, we reached a settlement with all parties who filed comprehensive revenue requirement, cost allocation, and rate design testimony in our Montana electric rate case. If the MPSC approves the settlement, it will result in an annual increase to electric revenue of approximately $6.5 million (based upon a 9.65% return on equity and rate base and capital structure as filed) and an annual decrease in depreciation expense of approximately $9 million.
- A comprehensive hearing was held in May 2019 with post-hearing briefing completed in late August 2019.
- MPSC staff recommended that the MPSC approve and adopt the settlement as filed in September 2019.
- A work session to discuss staff recommendations and act on an order is scheduled for October 30th.

Next Steps

- We expect a final order from the MPSC during the fourth quarter of 2019.
- As of September 30, 2019 we have recognized revenue of approximately $2.8 million, reduced depreciation expense by approximately $6.7 million, and have deferred approximately $1.8 million of the interim revenues based on the proposed settlement. Any difference between the interim and final approved rates will be refunded to customers.

NorthWestern Energy
Delivering a Bright Future

1. Except for Colstrip Unit 4 which has an lifetime ROR of 8.25% per D2008.6.69 (Order No. 6925f)

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Appendix Segment Results (Third Quarter) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 24 See appendix for additional disclosure.

Appendix Electric Segment (Third Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 25 See appendix for additional disclosure.

Appendix Natural Gas Segment (Third Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 26 See appendix for additional disclosure.

Appendix Summary Financial Results (Nine Months Ended September 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 27 See appendix for additional disclosure.

Appendix Gross Margin (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2019 2018 Variance(1) Electric $ 555.5 $ 549.9 $ 5.6 1.0% Natural Gas 138.6 132.8 5.8 4.4% Total Gross Margin $ 694.1 $ 682.7 $ 11.4 1.7% Increase in gross margin due to the following factors: (1) Gross Margin, defined as $15.4 Tax Cuts and Jobs Act impact revenues less cost of sales, is a non-GAAP 9.0 Natural gas retail volumes Measure See appendix 4.9 Montana electric supply cost recover for additional disclosure. 3.1 Electric retail volumes 2.8 Montana electric rates, subject to refund (20.9) Electric QF liability adjustment (4.1) Electric transmission (1.6) Montana natural gas rates (2.1) Other $ 6.5 Change in Gross Margin Impacting Net Income $ 4.5 Property taxes recovered in trackers 1.7 Production tax credits flowed-through trackers (1.3) Operating expenses recovered in trackers $ 4.9 Change in Gross Margin Offset Within Net Income $ 11.4 Increase in Gross Margin 28

Appendix Weather (Nine Months Ended September 30) We estimate favorable weather through the first 9 months of 2019 (all due to a cold Qtr 1) has contributed approximately $8.0M pretax benefit as compared to normal and $5.7M pretax benefit as 29 compared to the same period in 2018.

Appendix Operating Expenses (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2019 2018 Variance Operating, general & admin. $ 238.9 $ 222.0 $ 16.9 7.6% Property and other taxes 133.2 128.3 4.9 3.8% Depreciation and depletion 129.8 130.9 (1.1) (0.8%) Operating Expenses $ 501.9 $ 481.2 $ 20.7 4.3% Increase in Operating, general & admin expense due to the following factors: $ 5.3 Employee benefits 3.9 Hazard trees 2.4 General maintenance 1.6 Labor 1.4 Legal costs 6.8 Other $ 21.4 Change in OG&A Items Impacting Net Income ($6.2) Pension and other postretirement benefits (1.3) Operating expense recovered in trackers 3.0 Non-employee directors deferred compensation ($4.5) Change in OG&A Items Offset Within Net Income $ 16.9 Increase in Operating, General & Administrative Expenses $4.9 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $1.1 million decrease in depreciation expense primarily due to the depreciation 30 adjustment consistent with the proposed settlement in our Montana electric rate case.

Appendix Operating to Net Income (Nine Months Ended September 30) (dollars in millions) Nine Months Ended September 30, 2019 2018 Variance Operating Income $ 192.2 $ 201.5 $ (9.3) (4.6%) Interest Expense (71.0) (68.2) (2.8) (4.1%) Other Income 0.9 1.8 (0.9) (50.0%) Income Before Taxes 122.0 135.1 (13.1) (9.7%) Income Tax Benefit / (Expense) 20.1 (4.6) 24.7 537.0% Net Income $ 142.1 $ 130.5 $ 11.6 8.9% $2.8 million increase in interest expenses was primarily due to higher borrowings. $0.9 million decrease in other income was due to a $6.2 million increase in other pension expense that was offset by a $3.0 million increase in the value of deferred shares held in a trust for non-employee directors deferred compensation, both of which are offset in operating, general and administrative expense with no impact to net income. This decrease was also partly offset by higher capitalization of AFUDC. $24.7 million increase in income tax benefit. The income tax benefit for 2019 reflects the release of approximately $22.8 million of unrecognized tax benefits, including approximately $2.7 million of accrued interest and penalties, due to the lapse of statutes of limitation in the second quarter of 2019. Our effective tax rate for the nine months ended September 30, 2019 was negative 16.5% as compared with 3.4% for the same period of 2018. We expect our 2019 effective tax rate to 31 range between negative 7% and negative 12%.

Appendix Income Tax Reconciliation (Nine Months Ended September 30) 32

Appendix Adjusted Non-GAAP Earnings (Nine Months Ended September 30) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that were non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Due to our expectations regarding remeasurement of our Qualifying Facilities (QF) liability, we no longer reflect this adjustment as a non-GAAP measure. Absent an adjustment to remove the QF liability benefit, our 2018 Adjusted Non-GAAP Diluted EPS would have been $2.58 for the six months ended September 30, 2018. The 2019 QF adjustment, as 33 noted in our gross margin discussion herein, was $6.3 million ($3.3 million liability reduction plus $3.0 million lower actual output and pricing).

Appendix Segment Results (Nine Months Ended September 30) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 34 See appendix for additional disclosure.

Appendix Electric Segment (Nine Months Ended September 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 35 See appendix for additional disclosure.

Appendix Natural Gas Segment (Nine Months Ended September 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 36 See appendix for additional disclosure.

Appendix Qualified Facility Earnings Adjustment The gain in 2019 for our QF liability was $6.3 million in total, it was comprised of $3.3 million adjustment to the liability and $3.0 million lower actual costs over last 12 months (QF contract year). This $6.6 million benefit is $20.9 million less than the $27.2 million total benefit we recognized in Q2 last year. Due to our expectations regarding remeasurement of our QF liability, we no longer reflect this adjustment as a non-GAAP measure. Absent a QF liability adjustment, our 2018 Adjusted Non-GAAP Diluted EPS would have been $0.89 and $2.00 for the three and six months ended June 30, 2018, respectively. Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. 37

Appendix Quarterly PCCAM Impacts In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases. 38

Appendix Non-GAAP Financial Measures These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled 39 measures.

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